Avadain

Powering the Graphene Revolution: Our patented technology produces large, thin, defect-free graphene that delivers on the wonder material's promise. Backed by Panasonic, federally validated, & protected by patents in 40 countries, we can capture a $100B market transforming 45+ industries.


AVADAIN
THE GRAPHENE REVOLUTION HAS ARRIVED

Invest

$255 minimum investment

DEADLINE: May 30, 2025

in 2 months

SHARE PRICE

$7.50

TOTAL RAISED ON NETCAPITAL

$0

TOTAL RAISED THIS ROUND

$0

VALUATION THIS ROUND

$52,028,325

Reg CF offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

DEAL OVERVIEW – AVADAIN HAS ATTRACTED MORE THAN $14 MILLION IN DILUTIVE & NON-DILUTIVE CAPITAL**

Previously raised on Netcapital $5,861,074*

*Previous Reg CF offering. This previous offering was conducted on different terms from the current offering. Please see the offering document for additional information.
**This includes government grants and other private placement offerings on different terms than the current offering. Please see the offering document for additional information.

EARLY BIRD DISCOUNT

Investors who participate in the offering on or before April 02, 2024 at 9:00am EST will receive a 25% early bird discount and be able to invest at a purchase price of $7.50 per share; and investors who participate in the offering after April 02, 2024 at 9:00am EST will invest at a purchase price of $10.00 per share, which equates to a $69,371,100 million pre-money valuation.

HIGHLIGHTS



Huge, global market opportunity
Pent-up industrial demand
No known competitors
Patents granted in 40 countries, with others pending
Licensing business model, capital light, recurring revenue
First license agreement signed
Building our first pilot plant
Highly qualified & experienced leadership team

PROGRESS & MOMENTUM

Our disruptive technology has attracted over $14 million in dilutive and non-dilutive funding from a variety of sources, including: Panasonic, Harvard Business School Alumni Angels, a $3.77 million Federal (NIST) grant and two successful crowdfunding rounds in 2022 and 2023.

Avadain's top 5 accomplishments:

- Signed a first license agreement with Harcros Chemicals to manufacture our LTDF graphene
- Patents granted across 40 countries, with many additional patents pending
- No other known company has a technology capable of competing with *Avadain's* LTDF graphene
- Scaled reactor production capacity 2,000x
- The Graphene Revolution is taking off and *Avadain* is well positioned to dominate the rapidly growing market for high-quality graphene

"*Avadain* has continued to achieve its milestones and make great progress. We are impressed with *Avadain's* technical breakthroughs, engineering achievements and scalable reactor design. We are looking forward to *Avadain's* licensed manufacturers disrupting industries with this exciting material – LTDF graphene."

– Josh Sibble, President of Panasonic Intellectual Corporation of America

WHAT IS GRAPHENE?

International standards define graphene as 10 or fewer atomic layers of graphite. Unlike graphite, graphene is one of the most disruptive materials ever discovered. When graphene is used as an additive material, it can make thousands of products significantly stronger, lighter and more durable, as well as more thermally and electrically conductive.

ARE THERE DIFFERENT TYPES OF GRAPHENE?

Graphene is not a single material. Industrially, graphene is a family of materials along a continuum of grades of quality, form factor, composition and methods of application. All have thus far failed to deliver graphene's transformative potential for national defense, energy storage and America's economic prosperity.


"Graphene" Materials vs LTDF Flakes
AVADAIN LTDF FLAKES
25 µm² | 1-5 Layers
Large, thin & defect-free
GRAPHITE
100-∞ Layers
Properties far different than graphene
NANOPLATELETS
0.5 µm² | 11-100 Layers
More defects & smaller flakes
GRAPHENE OXIDE (GO)
3.5 µm² | 1-10 Layers
Impure, non-conductive, defective
REDUCED GRAPHENE OXIDE (rGO)
2.5 µm² | 1-10 Layers
Some impurities, very defective
NANOPARTICLES/POWDERS
0.05 µm² | 1-10 Layers
Smallest size, some defects

WHICH IS THE OPTIMAL FORM OF GRAPHENE?

Only one grade confers graphene's fantastic combination of properties as an additive material: **large** (25+ µm² lateral surface area), **thin** (≤5 atomic layers) and **defect free (LTDF)**. LTDF graphene is the highest quality grade of graphene for use as an additive material. It can lightweight products while adding substantial strength, high electrical and thermal conductivity, flexibility and durability.


3 Properties Differentiate LTDF Graphene
Defect Free
No defects added during production
Large surface area
≥ 25 µm²
Thin
≤ 5 atomic layers

- Strength (150,000,000 psi) – 200x stronger & 100x more tear resistant than steel
- Flexibility – bendable
- Thin – 1 million times thinner than a sheet of paper
- Light – 1 gram sheet would cover a soccer field
- Electronic properties – electrons move through graphene at close to the speed of light
- Electron mobility – graphene has an intrinsic electron mobility that's 100 times greater than silicon, which means it's an incredibly efficient means of moving more electrons faster
- Heat conductivity – best material for conducting heat
- Electrical conductivity – nearly perfect conductor, with one million times the power density of copper
- Transparency – transmits 97% of light (glass window transmits 80%-90%)
- Impermeability – enables water filtration and purification
- Melting point – highest melting point of any material in a vacuum

HOW DO OTHER GRAPHENE MATERIALS COMPARE?

While more than 400 companies claim to make graphene, *Avadain* has the only known technology to manufacture large, thin and defect free graphene. Only LTDF graphene can confer the full range of its AMAZING PROPERTIES.

These other companies manufacture graphene family materials, such as graphene oxide (GO), reduced graphene oxide (rGO), so-called "3D graphene", platelets (also known as graphite nanoplatelets or GNPs that are sometimes erroneously marketed as graphene nanoplatelets), particles, etc. However, these materials do not have the fantastic properties of LTDF graphene.



Graphene Performance Comparison As An Additive Material
Performance
140
120
100
80
60
40
20
0
Graphite
GO
rGO
Platelets
3D graphene
Particles/powders
LTDF flakes
Strength and conductivity greatly increase with lateral size and lack of defects
Strength (GPa)
Electrical conductivity (MS/M)

WHERE CAN AVADAIN'S GRAPHENE BE USED?

LTDF graphene has the potential to bring about a new industrial revolution. It is has the potential to help revolutionize electric vehicle batteries, supercapacitors, space exploration, satellites, defense, sensors, renewable energy, water filtration and medicine ... to name just a few. **"No other material has the breadth of superlatives that graphene boasts, making it ideal for countless applications,"** according to the University of Manchester.

Adding only 0.1% - 0.5% can transform thousands of products in over 45 industries.



Avadain LTDF Flakes
Advanced Materials
• Composites
• Films
• Membranes
• Fibers
• Conductive Inks
• Paints & Coatings
• Polymers
• Substrates
Electric Vehicles
•Faster charging batteries
•Lighter, more efficient motor coils
•Lightweighted composite parts
Renewable Energy
•High efficiency solar cells
•Stronger, lighter wind turbine blades
•Efficient energy storage & transmission
Air & Space Defense
•Better ballistic & stealth protection
•Lightweighted composites parts
•Adv. materials for hypersonics & space
Supercapacitors
•More efficient public transportation
•Smaller, safer consumer electronics
•Better charge/discharge & cycle life
Filtration
Medical
Energy Storage
Electronics
Infrastructure
Aviation



Avadain Graphene Flakes' Superior Performance In Supercapacitors
Avadain
Leading Carbon Black
Leading rGO
Specific Capacitance [F/g]
Discharge Current [A/g]
1M TEABF4/ACN // PE separator
With Avadain's flakes, specific capacitance is constant as the discharge current increases
100% depth of discharge and excellent power density
Ideal for boosting supercapacitors for EVs, buses, trams & grid buffering
The conductive carbon black (activated carbon) & rGO showed rapidly declining specific capacitance
Other key benefits are expected to include:
• Faster charging/discharging
• Better heat management and safety
• Broader operating range
• Better power density supporting smaller, lighter cell designs
• Longer cycle life
• Enable new chemistries

PROBLEM

It is extremely challenging to manufacture LTDF graphene flakes.

Industry Is Forced to Work With Suboptimal Materials - Today, companies are forced to work with suboptimal quality materials which are called graphene but, in reality, are graphene oxide, reduced graphene oxide, platelets, particles/powders, graphitic material and graphite. That's why the increasing number of commercially available graphene-enhanced products are for low value applications. These materials are unable to deliver all of graphene's amazing combination of properties.

No Industrial Volumes of LTDF Graphene Flakes - Tens of billions of dollars of graphene-enhanced, high value products should be able to enter the market once there is a source for LTDF graphene flakes in industrial volumes at an acceptable price.

SOLUTION

Avadain has developed a modular, scalable process to manufacture LTDF graphene flakes from graphite. We use optimized Electrochemical Exfoliation and Expansion to preserve the graphite's natural, large lateral surface area (avg. 25+ μm^2).

Quality Is Critical - *Avadain's* process does not introduce defects while manufacturing flakes that are both larger and thinner, averaging 25+ μm^2 in lateral surface area and $\leq$5 atomic layers thick.

Industry Needs Tons of High-Quality Flakes, Not Grams - *Avadain's* modular and safe process is targeted to produce an initial 2 metric tons per production line per year.

> **"LTDF graphene can transform and improve thousands of products. Harcros is the first mover to offer LTDF graphene to our customers so they can have a competitive edge in their respective markets."**
>
> *– Mike Miller*
> *CEO of Harcros*

GRAPHENE'S TIME HAS ARRIVED!

The Graphene Council

Graphene is Coming? Graphene Is Already Here (and More of It Is Coming)

Posted By Graphene Council, *Monday, October 28, 2024*


The Graphene Revolution:
Innovation at the Nanoscale

Watch *Avadain* team members Brad Larschan and Kevin Wyss discuss graphene with George Gilder in this video from COSM:

The Graphene Revolution: Innovation at the Nanoscale

LARGE AND GROWING MARKET

Market Size

Avadain estimates the current unmet market demand for high quality graphene flakes is 10 mt ($1 billion)

The Graphene Council estimates graphene demand will grow to 300,000-600,000 mt in 3-5 years. Of this, 10%-15% would be for large, thin & defect free graphene in high value uses

This means the market for large, thin & defect free graphene flakes may grow to $50 billion by the end of this decade


Projected Demand for
High Quality Graphene Flakes
Low Estimate
High Estimate
Metric Tons
100000
90000
80000
70000
60000
50000
40000
30000
20000
10000
0
2022
2023
2024
2025
2026
2027

"*Avadain's* LTDF graphene is a very exciting material that can help create a new Industrial Revolution."

– Henry Ford III
Chairman of Avadain

GRAPHENE FOR SPACE EXPLORATION AND SATELLITES

"New materials such as graphene have the potential to be game changers in space exploration."

– Dr. Carlo Iorio
Université Libre de Bruxelles

LTDF graphene has uses in space exploration and enhancing satellites. It can be used as an additive to de-weight almost everything. Here are a few other examples:

- Replacing copper & other conductive materials with graphene to drastically lower weight & eliminate heat generated from electrical resistance
- Balancing massively contrasting temperatures of spacecraft & space habitats
- Improving damage resistance caused by micrometeoroids and space junk
- Increasing sensitivity & accuracy of navigation & astronomical observation sensors
- Developing novel lightweight composite materials for inhabited space structures
- Deploying graphene light sails for propulsion
- Shielding spacecraft, habitats & satellites from radiation



"In the space business weight is a big issue from the financial and physical perspectives. … Graphene and 2D materials are the lightest functional materials in the universe and hence are perfect in terms of mass density," says Prof. Antonio Castro Neto of the University of Singapore, "and, moreover, in the absence of air and water, 2D materials never corrode and can last indefinitely."

GRAPHENE TO POWER ADVANCED MANUFACTURING & BOOST ECONOMIC COMPETITIVENESS

LTDF graphene can enable America to take the lead in advanced and additive manufacturing for:

- Energy storage & batteries
- Microelectronics & semiconductors
- Advanced shipbuilding
- New innovations in the life sciences & biotechnology
- Hypersonics, materials for harsh environments, high-strength lightweight composites & metal alloys, synthetic biologic materials and many others

GRAPHENE FOR NATIONAL DEFENSE

LTDF graphene has hundreds of applications for defense. Despite the disappointment caused by attempts to use (i) "fake graphene", (ii) graphene with small lateral surface area size and (iii) graphene with defects. LTDF graphene can be a game changer for the war fighter.

LTDF graphene is comprised of large (25+ µm lateral flake size), thin (≤5 atomic layers) and virtually defect free graphene flakes. This material is an additive to confer fantastic properties to a wide range of applications, such as:

- Ballistic protection
- Improved power
- Battery storage
- Military aviation
- Helmets
- Optics and photonics
- Electronics
- Anti-corrosion coatings
- Water filtration

It's vitally important that the U.S. lead a new Industrial Revolution based on the material of our Age-LTDF graphene. The U.S. must compete with China's concerted efforts to dominate the global graphene supply chain. China's 13th Five-Year Plan lists graphene as a leading sector of its national economy.


China Dominates Global Supply Chain of Lower Quality Graphene Nanoplatelet & Graphene Oxide
Chinese z10 graphene armored attack helicopter
American industry & government need a secure supply chain for high quality graphene flakes
China is developing a graphene coating to resist rust for naval ships and weapons
China's government has made graphene a top national priority
• China has prioritized graphene for the national economy
• China Daily reports that "around 3,000 Chinese companies are exploring uses for graphene, ... while half of the world's graphene-related patents have been filed in China."
According to IDTechEx Research, China accounts for 70% of graphene nanoplatelet/graphene oxide global production capacity, driven by government policy & aggressive pricing

AVADAIN'S TECHNOLOGY

Size and defects inhibit graphene's remarkable qualities. *Avadain's* patented process uses optimized Electrochemical Exfoliation and Expansion, resulting in large, thin and defect-free flakes. Chemisorption of reducing hydrogen helps exfoliate graphite into defect-free graphene flakes loaded with virtually no oxidation in the graphene structure, contrasted with the popular Hummer's Method which uses very strong oxidizing agents to exfoliate graphite into graphene oxide flakes loaded with defects.

Electrochemistry is well known and decades old. *Avadain* overcame the technical obstacles to using electrochemistry to separate the layers of graphite with an energy efficient process that is scalable, highly automated and cost effective. This method preserves the graphite's naturally large flake size.

Electrochemical Exfoliation of Graphite Into Graphene


Standard Method
Oxygenation
OH
O
O
OH
Reduction
OH
Residual oxygen
Defects
Graphite
Graphene Oxide
Hydrogenated Graphene
Graphene
Avadain's Process
Hydrogenation
H H H
H H H
H
Thermal desorption
No Defects

CURRENT STATE OF TECHNOLOGY

- New modular reactor design
- Scaled reactor production 2000x
- Building a pilot plant
- Working with a range of end users to incorporate LTDF graphene in their products




mag
100 000 ×
3 µm
B3 AFTER ANNEAL

TIMELINE OF INVESTMENT & ACHIEVEMENTS

2016
- Industry need identified
- Initial technology validation
- Parent patent filed in Germany
- International patents filed in 18 countries + Europe

2017
- 1st US patent filed
- Panasonic funds development work
- 1st German patent issued

2018
- Development work continues
- High-quality flakes produced

2019
- Lab scale manufacturing process successfully demonstrated
- Flakes successfully demonstrated to significantly improve supercapacitor performance
- 1st peer reviewed paper published (RSC Adv., 2019, 9, 29305)

2020
- 1st US patent granted
- Avadain team assembled

2021
- Avadain Inc. created
- Partnerships established with manufacturing experts
- India patent granted
- Federal grant proposal submitted

2022
- $3.77 million project grant from US DoC (NIST)
- Upscaling to mass production at SwRI begins
- Total of 12 patents granted (including China, Israel, Japan, Korea & Singapore)
- $1.36 million raised in 1st equity crowdfunding round
- $100,000 LaunchTN grant

2023
- Technology breakthrough upscaling to mass production
- 2 more patents filed
- Gen 2 reactors begin producing samples
- $605,000 angel investment
- 2nd CF round raises $4.5 million
- LOI with advanced materials company Harcros Chemicals

2024
- 1st manufacturing license with Harcros Chemicals
- Henry Ford III becomes Avadain's Board Chairman
- Patents granted in 37 countries with more patents pending
- Upscaled reactor production 100x for pilot production plant
- Cumulative $14.2 million in dilutive & non-dilutive capital raised

2025 (projected)
- Ramp up LTDF graphene evaluation in different industries
- 3rd crowdfunding round
- Ship pilot plant to Harcros
- 3 additional manufacturing licensees
- Enter into field of use licenses
- Design 2 mt full scale plant for 2026 operation

COMPETITIVE LANDSCAPE

There are more than 400 companies which claim to be making graphene. Most of these materials are nanoplatelets, nanoparticles, graphitic material and graphite, which are lower qualities of graphene or plain old graphite. Only one grade confers graphene's fantastic properties as an additive material: large (25+ µm² lateral surface area), thin (≤5 atomic layers) and virtually defect free. LTDF graphene is the highest quality grade of graphene for use as an additive material. It can lightweight products while adding substantial strength, high electrical and thermal conductivity, flexibility and durability. There are no companies known to have a technology capable of producing industrial volumes of LTDF graphene flakes. *Avadain* has no known competitors.


LTDF Graphene Flake Differentiation
atomic layers
Not Graphene
Graphene
Graphite
3000
Nanoplatelets
10
1
400+ Cos.
GO
rGO
LPE
MME
CVD
Epi
UJH
Small flakes offer limited performance:
• Tend to be brittle
• Lower strength & conductivity
• Aggregation issues in composite
• Defects and/or contamination
AVADAIN
LTDF flakes deliver graphene's potential:
• High mechanical strength
• Thin, light & flexible
• High thermal & electrical conductivity
• Better additive mixing & bonding
• Highly impermeable & transmissive
nm²
1 µm²
25 µm²
55 µm²
Flake surface area
Increasing Mechanical Strength & Conductivity

BUSINESS MODEL

Avadain is pursuing a capital-light business model based on licensing the only known technology capable of producing industrial quantities of LTDF graphene flakes.

Note: Please be aware that Avadain is at the pre-revenue stage. These forward-looking statements are not guarantees of future performance and involve a high degree of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company and its management.

Our licensing model enables rapid, flexible scaling to meet the forecasted explosive demand from industry and government. Driven by our experienced management team, *Avadain* plans to license its technology to:

- **Advanced materials manufacturers and chemical companies.** These companies have the technical expertise, people, facilities and customer contacts to support manufacturing, marketing and sales of LTDF graphene flakes.
- **Niche graphene materials manufacturers (various industry verticals).** Most graphene companies are focused on making graphene-enhanced products. Avadain's technology offers these companies the ability to manufacture their own cost effective, LTDF graphene flakes.
- **Certain mission-critical users (seeking consistent quality and reliable supply).** Some industries need a reliable source of industrial volumes of LTDF graphene flakes, including aviation, space, national security and medicine. These flakes can be optimized to specific application requirements.

INTELLECTUAL PROPERTY

- Strong IP position is core to *Avadain's* value creation
- The U.S.' #1 IP law firm, Fish & Richardson, drafted and filed comprehensive patent applications
- 58 patents granted across 40 countries
- Many more patents pending

"*Avadain* is focused on the importance of intellectual property for its continued success. The team has significant IP expertise, with many years of experience."

- Josh Sibble
President of Panasonic Intellectual Corporation of America

CONTINUAL INNOVATION

- *Avadain* recognizes that the long-term competitive advantage of our technology licensing requires ongoing innovation and optimization of our graphene flake manufacturing technology.
- We anticipate filing additional patent applications over the next few years.



"Continued innovation is the best way to beat the competition."
- Thomas Edison

TEAM



Brad Larschan
CEO

Brad Larschan co-founded *Avadain* and has been involved with the development and patenting of *Avadain's* technology since 2016. He has served on *Avadain's* Board of Directors since its inception and arranged early investment in *Avadain's* technology by Panasonic. Mr. Larschan has extensive experience in the development and commercialization of breakthrough technologies, including co-founding and leading Bastille LLC, which commercializes disruptive technologies created by universities and research institutions worldwide. Mr. Larschan has extensive expertise in patenting to support commercialization and enforcement of IP-based technologies. He is a member of the IAM Strategy 300: The World's Leading IP Strategists, which identifies individuals leading the development and implementation of strategies that maximize the value of IP portfolios. Mr. Larschan has held leadership roles in a number of start-up and early-stage companies since 1993. Before that, he was an international lawyer in Washington, DC. Mr. Larschan has a BS (magna cum laude) in journalism and politics from Boston University; MA (high honors) from the Fletcher School of Law and Diplomacy (concentration: international law, international security studies, diplomatic history and international energy policy); JD (cum laude) from Boston College Law School.



Phil Van Wormer
CCO

Phil Van Wormer is a co-founder of *Avadain* and responsible for its manufacturing scale-up and marketing. He has over 40 years of experience leading the development and global commercialization of over 50 new technologies, products and services including advanced membranes, films, polymers and aerospace composites, sustainable micro grids, super capacitors and ultra-efficient electric vehicles. Mr. Van Wormer has held senior executive positions at Fortune 500 companies that we expect will be *Avadain's* customers in the future, including DuPont and GE, as well as CEO and Chief Commercial Officer roles for early-stage private equity and venture capital backed technology companies. His manufacturing experience includes leading the turnaround of a $100 million polymer manufacturing operation in Texas and the start-up of a new film manufacturing facility in Japan. During his career, he has also been involved in a number of entrepreneurial endeavors, including wireless spectrum development and off-grid solar systems. Mr. Van Wormer holds a Chemical Engineering degree from Tufts University.



Ericka Wojack

COO/CFO

Ericka Wojack co-founded *Avadain* and has served on its Board of Directors since its inception. She is responsible for overseeing the financial and operational activities of *Avadain*. Ms. Wojack has extensive experience managing growth and the cash position of start-up and early-stage companies. As CFO of Bastille LLC, she helped value and structure numerous license agreements. Since 1995, she was President of The Salisbury Group LLC, which advised high net worth individuals on early-stage investments, as well as providing strategic advice to start-up and early-stage companies. Prior to this, she was COO of The House of Windsor Collection and the Managing Director for Petersen Consulting's London office, where she advised clients on risk exposure. Ms. Wojack has a BBA (Finance) from the University of Wisconsin at Madison and an EMBA (summa cum laude) from the University of Memphis. She is a member of the Institute of Management Accountants, where she is a Certified Management Accountant and Certified in Financial Management.



Dr. Sarah Roscher

Consulting Graphene Scientist

Dr. Sarah Roscher was the key team member who developed our graphene flake manufacturing technology at the Fraunhofer Institute for Applied Solid State Physics. She did her PhD thesis on electrochemical exfoliation of graphene. Sarah is a named inventor on each of *Avadain's* patent applications. Sarah has pioneered the production of large, thin and few defect graphene flakes using optimized electrochemical exfoliation and expansion. She is a consulting graphene scientist for *Avadain* and supports the upscaling to mass production work being performed at Southwest Research Institute.



Dr. Kevin Wyss

Graphene Chemical Process Engineering

Dr. Kevin Wyss did his PhD, under Prof. James Tour at Rice University, in graphene synthesis from waste materials using the Flash Joule method. He has experience using graphene as an additive in composites, electrocatalysis, energy storage, and sustainable applications.

PRESS

January 2025

The Graphene Council: Harcros Chemicals Signs License Agreement

September 2024

The Graphene Council: Henry Ford III Named Chairman of Avadain

The Business Journals: Henry Ford III joins board of Memphis startup

May 2024

The Fundraising Debrief (Ep. 6): Brad Larschan (Avadain $6M Reg CF)

The Graphene Council: Key Avadain Stakeholders Discussed Timing for First Pilot Plant

April 2024

StartUs Insights: 10 New Graphene Companies Leading Material Innovation

March 2024

The Business Journals: Startup Avadain innovates manufacturing process for high-quality graphene

Tennessee Business: Startup Avadain innovates manufacturing process for high-quality graphene

November 2023

Evolution News: I Just Want to Say One Word to You: Graphene

Intelligence360: Avadain Has Filed a Notice of an Exempt Offering of Securities to Raise $1.5M in New Equity Investment

October 2023

Businesswire: Netcapital Funding Portal Success Story Avadain Raises $4.5 Million in Sold-Out Capital Offering

Harcros Chemicals: Harcros Chemicals signs Letter of Intent to use Avadain's technology to manufacture graphene flakes

Globe Newswire: Intent to Manufacture Graphene Deal Signed

Yahoo!Finance: Graphene Tech Company Avadain Surpasses $3 Million Milestone, Achieving top 1.1% Status Among all Crowdfunding Campaigns

September 2023

The Business Journals: Memphis firm Avadain nears first licensing deal; counts Harvard alumni as investors

August 2023

Globe Newswire: Revolutionary Graphene Technology Company Wins KingsCrowd Pitch Competition

July 2023

The Graphene Council: Avadain's CEO Meets Panasonic in Silicon Valley

May 2023

The Graphene Council: Avadain Partners with MAGFAST to Explore Revolutionary Uses of Graphene in Next-Generation Charging Devices

Benzinga: Graphene 'Tattoo' Pacemaker Sparks Hope For Revolutionary Advances In Heart Care

April 2023

The Business Journals: 'Much more difficult': CEO of local startup Avadain on the challenges of latest crowdfunding campaign

March 2023

Kingscrowd: Avadain Co-founder Brad Larschan on High-Quality Graphene FlakesAvadain Co-founder Brad Larschan on High-Quality Graphene Flakes

The Graphene Council: What Industries Have An Immediate Need For High Quality Defect-free Graphene Flakes

The Graphene Council: Fake Graphene: Let The Buyer Beware!

The Graphene Council: Can Pristine Graphene Flakes Be Used For Energy Storage?

January 2023

The Graphene Council: 2022 was the ‘wonder’ material's breakout year. What's next?

PRESS ARCHIVE

February 2022

Memphis Business Journal: Memphis startup Avadain looks to unlock the ‘revolutionary’ potential of graphene

FlipBoard: Memphis startup Avadain looks to unlock the 'revolutionary' potential of graphene

FinancialContent.com: Memphis startup Avadain looks to unlock the 'revolutionary' potential of graphene

March 2022

The Graphene Council: Graphene Flake Manufacturing Company Avadain Inc.’s Upscaling to Mass Production of ‘Super Material’ Receives $3.77 Million Federal Grant

Graphene-Info: Avadain receives $3.77 million grant to upscale its graphene flakes tech to mass production

Memphis Business Journal: Startup Avadain scores federal funds, prepares to upscale graphene manufacturing process

Graphene.tv (China): Avadain[illegible]377[illegible]

StatNano: Avadain kicks off crowdfunding campaign to raise up to $5 million

April 2022

Commercial Appeal: Memphis company Avadain wants to pioneer ‘material of our age’ graphene

June 2022

Memphis Inno: CEO of Avadain on challenges of crowdfunding campaign, eclipsing 500K mark

Graphene Council: Supercapacitor Performance Significantly Improved with Avadain’s High Quality Graphene Flakes

August 2022

Memphis Inno: Local startup Avadain raises $1.37 million through crowdfunding campaign

Business Wire: Netcapital Funding Portal Powers $1.4 Million Capital Raise by Avadain

Crowdfund Insider: Netcapital Funding Portal Enables $1.4M Capital Raise by Avadain

Dig South, The South’s Tech Hub: Local startup Avadain raises $1.37M through crowdfunding campaign

Love Graphene: Avadain raises $1.37 million

Seeking Alpha: Netcapital Funding Portal Powers $1.4 Million Capital Raise by Avadain

Ivoox.com: Test. Optimize. Scale. episode 75 with Avadain Graphene

Wallstreet-online: Netcapital Funding Portal Powers $1.4 Million Capital Raise by Avadain

Graphene Alliance: [illegible]Avadain[illegible] - [illegible]

Unleash the graphene revolution with Avadain’s breakthrough technology

Podcasts Featuring Avadain

Investment Research Radio: Podcast Avadain Graphene Interview with CEO Brad Larschan (April 2022)

Netcapital: Live Q & A with Avadain (May 2022)

Test.Optimize.Scale.: Podcast Episode 75 with CEO Brad Larschan (July 2022)

HERE'S WHAT INVESTORS ARE SAYING ABOUT WHY THEY INVESTED IN AVADAIN

GEORGE GILDER SAYS AVADAIN IS A “SIMPLY IRRESISTIBLE” INVESTMENT OPPORTUNITY

Rod Turner



Ray Bergin



Pat Paterson



Alexander Snowden



Curtis Prichard



Any investments referred to in the testimonials were made under different terms than this offering.

Legendary stock picker, economist and tech guru George Gilder says graphene could fuel an $11 trillion market opportunity. **Gilder says graphene "could make some investors very rich very soon."** And, he recommended buying Avadain stock, which he describes as "simply irresistible."


GILDER'S
PRIVATE
RESERVE

In Gilder's Private Reserve, he says: "we recommend a company with a business model we love as much as we love its technology. And we love its technology a lot. PLUS the path to investing via a Reg CF (yes it actually stands for Crowdfunding) online offering is blissfully smooth."

Hear George Gilder in his own words as he discusses graphene: The $11.5 Trillion "Miracle Sheet"

HERE'S WHAT SOME OF AVADAIN'S 3,000 NETCAPITAL INVESTORS ARE SAYING ABOUT WHY THEY INVESTED

Here's what some of *Avadain's* 3,000 Netcapital investors are saying about why they invested:

$100,000: "Carbon is an amazing element. We're glad we could get in on the ground floor of the Graphene Revolution. Graphene is a game changer."

$200: "Based on my prior knowledge of graphene, I strongly believe that it will be a primary raw material for future technologies."

$1,000: "The chemical and physical properties of this material is phenomenal which makes it usable in many products across multiple industries. This is revolutionary technology and I am excited to be part of the budding stages of this company."

$100: "Graphene is the material of the future!!"

$500: "Felt like it's opportunity of a lifetime"

$800: "Always willing to invest in a manufacturing product that will be environmentally friendly."

$1,000: "Might make huge return"

$200: "Make $$$"

$500: "Next gen technology, Early movers advantage"

$200: "*Avadain* is the future of all kinds of products."

$100: "I've read about graphene and its amazing capabilities for years, and I agree that it could be revolutionary in its impact. I hope you extend your offering so that I can invest more funds in your company!"

$112: "I've had my eye on Graphene for a few years now and I'm glad that I found your company."

$1,700: *Avadain* is “a way to get a foothold in the graphene revolution.”

$100: “It's a greener technology that is very needed in so many industries. The demand is there, now we will have the tech.”

$100: “The ground breaking technology and all of its potential uses. It would be the most useful material on the planet, to be potentially used for virtually anything.”

$300: “Graphene is going to play a HUGE role in our future!”

USE OF PROCEEDS

If the offering's maximum amount of $2,499,998 is raised:

Use	Value	% of Proceeds
Pilot Production Unit	$1,500,000	60.0%
Process Optimization	$575,100	23.0%
Intellectual Property	$175,000	7.0%
General & Administrative	$127,399	5.1%
Intermediary fees	$122,500	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Class A-1 Common Stock, under registration exemption 4(a)(6), in Avadain, Inc.. This offering must reach its target of at least $10,000 by its offering deadline of May 30, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company’s implied valuation after the offering (sometimes called its *post-money valuation*) will be:

7,270,443 shares
× $7.50 per share
$54,528,323 implied valuation

PITCH DECK

Avadain Pitch Deck

FINANCIALS

These financial statements have been audited by an independent Certified Public Accountant.

CPA audit report

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

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UPDATES

Mar 24, 2025 • Primary offering of 333,333 shares at $7.50

Mar 19, 2025 • Avadain has created a new video and we would...

Mar 12, 2025 • We're excited to announce our upcoming investor...

Apr 9, 2024 • This is an excellent article comparing graphene...

Mar 22, 2024 • Exciting news! Avadain has been named "Startup...

Feb 15, 2024 • Harcros Chemicals sent a 7-person team to meet...

Oct 19, 2023 • Avadain is fully subscribed! If you want to...

Oct 19, 2023 • Only $100,000 remaining and then we will be...

Oct 19, 2023 • 17 hours and $140,000 to go! We are so grateful...

Oct 18, 2023 • If you are still on the fence about investing...

Oct 16, 2023 • We are tickled pink to pass $4 million in our...

Oct 16, 2023 • Only 1 Day Left to Register! Secure Your Spot...

Oct 13, 2023 • Come Participate in Our Last Q&A! We're...

Oct 12, 2023 • Join us for a final Q&A on Tuesday, Oct. 17th,...

Oct 11, 2023 • We are so grateful for your support in helping...

Oct 11, 2023 • Avadain has passed $3.5 million and is in the...

Oct 6, 2023 • Opportunity comes to pass and not to pause. So...

Oct 5, 2023 • Avadain's crowdfunding campaign is on fire....

Oct 3, 2023 • Avadain entered into a Letter of Intent with a...

Oct 2, 2023 • Incredibly excited and grateful Avadain has...

Oct 1, 2023 — September was incredible with over $900,000...

Sep 29, 2023 — Why did Gilder posit that now is graphene's...

Sep 27, 2023 — As Avadain's incredibly successful second...

Sep 26, 2023 — Meet the Avadain leadership team in Boston Oct....

Sep 22, 2023 — There is less than 1 week left to register for...

Sep 20, 2023 — $2.5 million! Thank you for helping us reach...

Sep 10, 2023 — Here is the link to the KingsCrowd pitch...

Aug 24, 2023 — Dear Avadain Community, We're celebrating...

Aug 22, 2023 — Avadain's crowdfunding raise is now at...

Aug 22, 2023 — Avadain is honored to be featured in...

Aug 8, 2023 — Avadain Community, We're excited that Avadain...

Aug 2, 2023 — Avadain has just passed $1.8 million in...

Aug 1, 2023 — The video of our latest Investor Day is now...

Jul 28, 2023 — Will someone put us over $1.5 million this...

Jul 20, 2023 — The Avadain Team is pleased to announce that...

Jul 18, 2023 — Avadain's Investor Day is TOMORROW! Don't...

Jul 11, 2023 — Due to overwhelming demand, we are thrilled to...

Jul 10, 2023 — Avadain will host our second Investor Day this...

Jul 6, 2023 — Our Netcapital Offering Page has been updated....

Jun 29, 2023 — I am truly humbled to inform you that Avadain...

Jun 27, 2023 • Hello everyone. Avadain is still without power...

Jun 26, 2023 • Avadain is experiencing a power blackout....

Jun 23, 2023 • With $900,000 in investments, we have reached...

Jun 14, 2023 • Graphene has the potential to transform...

Jun 12, 2023 • We're thrilled to share that we've surpassed ...

Jun 9, 2023 • Avadain is humbled by the support we have...

Jun 6, 2023 • We are thrilled to announce that Avadain has...

Jun 5, 2023 • Graphene holds great promise for biomedicine....

May 30, 2023 • We are delighted to announce our first...

May 25, 2023 • Perhaps my favorite science correspondent is...

May 23, 2023 • For those of you who missed it, here's a link...

May 21, 2023 • Greetings Avadain Community! Here is a photo...

May 14, 2023 • About a week ago, we passed $500,000 in...

May 9, 2023 • Dear Avadain supporters and investors, We are...

May 4, 2023 • A leading crowdfunding podcast today updated...

Apr 27, 2023 • Avadain Community, For those of you who missed...

Apr 26, 2023 • Time is running out to join tomorrow's live...

Apr 22, 2023 • We would like to share an exciting announcement...

Apr 20, 2023 • We are bursting at the seams to share our...

Apr 18, 2023 • We are ecstatic to announce that we have...

Apr 14, 2023	Thank you Jaçk Schagunn for your investment and...
Apr 14, 2023	We are pleased to invite you to our live event...
Apr 13, 2023	Avadain's first Investor Day is today at 1 pm...
Apr 11, 2023	Do you live in the Memphis area? If so,...
Apr 10, 2023	A quick reminder that you are most cordially...
Apr 5, 2023	Avadain's Graphene: The Next Big Thing The...
Mar 28, 2023	We are thrilled to announce that Avadain has...
Mar 27, 2023	We love meeting with our investor community and...
Mar 21, 2023	We recently held an exciting Fireside Chat to...
Mar 17, 2023	We are proud to share that we have achieved...
Mar 14, 2023	Last chance to register We are excited to...
Mar 13, 2023	We are excited to announce that Avadain is...
Mar 8, 2023	We're pleased to invite you to our Fireside...
Mar 3, 2023	Once again, with the help of our many devoted...
Mar 1, 2023	We are excited to invite you to our upcoming...
Feb 20, 2023	Avadain's second crowdfunding campaign is...
Feb 16, 2023	Breaking news! Southwest Research Institute...
Feb 14, 2023	We are pleased to announce that Avadain has...
Feb 9, 2023	Avadain has successfully demonstrated a...
Feb 7, 2023	We are pleased to announce that Avadain is back...

Feb 7, 2023	Hello Avadain Community! We have a new company...
Feb 6, 2023	We have some great news to share! I encourage...
Feb 2, 2023	Hello, Avadain Community! We're calling all...
Jan 31, 2023	Hello, Avadain Community! We're calling all...
Jan 24, 2023	Greetings Avadain Community! The Avadain Team...
Jan 3, 2023	Dear Avadain Community, I will be hosting a...
Dec 31, 2022	Dear Avadain Community, Avadain has just...
Dec 30, 2022	Dear Avadain Community, 2022 was the breakout...
Dec 28, 2022	Dear Avadain Community, As we take stock of...
Dec 15, 2022	Avadain's graphene manufacturing technology has...
Dec 13, 2022	Hello, Avadain Community! Last chance to...
Dec 13, 2022	Correction. Avadain's Fireside Chat is today,...
Dec 6, 2022	Graphene is beginning to take the world by...
Nov 3, 2022	Dear Avadain Community, We update our social...
Sep 13, 2022	Dear Avadain Community, I am pleased to inform...
Aug 31, 2022	**Avadain Featured by The Graphene...
Jul 29, 2022	Avadain Community, I want to thank each and...
Jul 29, 2022	Primary offering finalized, selling 341,656 shares
Jul 29, 2022	We are now in the final moments of our more...
Jul 28, 2022	We are in the final moments of our very...

Jul 28, 2022 • I am ecstatic that we added another 100...

Jul 28, 2022 • Only a few days left to invest in Avadain and...

Jul 28, 2022 • Thanks very much to the many people "watching"...

Jul 28, 2022 • We're in the final stages of our successful...

Jul 26, 2022 • As we approach the final stages of our...

Jul 24, 2022 • This is what a few recent investors in Avadain...

Jul 23, 2022 • The Avadain Team is thrilled to tell you that...

Jul 23, 2022 • I am deeply grateful to all of you who have...

Jul 21, 2022 • I would like to share with the Avadain...

Jul 20, 2022 • Avadain's successful crowdfunding campaign...

Jul 19, 2022 • Hear why one of Avadain's earliest investors is...

Jul 15, 2022 • Since we first launched our equity crowdfunding...

Jul 14, 2022 • Our crowdfunding campaign has surely been...

Jul 14, 2022 • Avadain has successfully demonstrated an...

Jul 14, 2022 • Hello Avadain Community, We are elated to...

Jul 8, 2022 • We will be hosting an Investor Fireside Chat...

Jul 6, 2022 • Hello Avadain Community!

Jul 5, 2022 • We're inches away from reaching our next...

Jul 1, 2022 • Hello Avadain Community!

Jun 29, 2022 • Avadain Inc. Community, What a wild ride it's...

Jun 21, 2022 • Avadain Inc. Community, I am extremely honored...

Jun 18, 2022 • I wanted to report to you on Avadain's strong,...

Jun 10, 2022 • Hello Avadain Community!

Jun 9, 2022 • Hello Avadain Community! Time is running out...

Jun 7, 2022 • Hello Avadain Community! Avadain has...

Jun 6, 2022 • Hello Avadain Community, We are ecstatic to...

Jun 4, 2022 • Avadain Inc. Community, Today, Start-up...

Jun 1, 2022 • Hello Avadain Community, We are ecstatic to...

May 27, 2022 • Avadain has successfully demonstrated a...

May 27, 2022 • Avadain Inc. Community, We are ecstatic to...

May 25, 2022 • How Graphene Can Revolutionize Our...

May 20, 2022 • Hello Avadain Community,

May 17, 2022 • Lead graphene researcher joins Avadain's...

May 10, 2022 • Avadain Inc. Community, Avadain has a globally...

May 9, 2022 • Avadain Inc. Community, We were featured in a...

May 9, 2022 • Hello Avadain Community – In a recent Twitter...

Apr 19, 2022 • Hello Avadain Community! Investment Research...

Apr 13, 2022 • Hello Avadain Community! The Graphene Age has...

Apr 6, 2022 • Avadain Community, Avadain Inc. has globally...

Mar 31, 2022 • Avadain Inc. Community, Have you heard of...

Mar 29, 2022 • Primary offering of 1,250,000 shares at $4

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